REPAYMENT AGREEMENT

This Repayment Agreement ("Agreement"), dated December 13, 2017, is by and between Global Digital Solutions, Inc. (the "Issuer") and JMJ Financial (the "Investor") (together, the "Parties").

WHEREAS, the Issuer and the Investor entered into a $250,000 Convertible Note dated January 28, 2015 (the "Note") and the Investor paid to the Issuer under the Note $75,000 of Consideration at closing and $25,000 of Consideration on April 28, 2015;

WHEREAS, in a letter dated January 28, 2015, the Issuer directed its transfer agent, Direct Transfer, LLC ("Direct Transfer"), to reserve shares of common stock for the Investor for conversions under the Note;

WHEREAS, the Note matured on January 28, 2017;

WHEREAS, the Issuer is attempting to secure funding to repay the Note; and

WHEREAS, the Parties wish to agree on a Note repayment schedule.

NOW, THEREFORE, the Parties agree as follows:

1. Note Balance and Repayment. The outstanding balance on the Note is $84,514. The Issuer agrees to repay the Note balance to the Investor as follows:

  a. The Issuer shall pay $12,500 to the Investor within five business days after the Issuer secures funding, provided that such payment shall be made on or before January 31, 2018;
  b. The Issuer shall pay an additional $12,500 to the Investor within 45 calendar days after the first payment;
  c. The Issuer shall pay an additional $12,500 to the Investor within 45 calendar days after the second payment;
  d. The Issuer shall pay the remaining balance of $47,014 to the Investor within 30 calendar days after the third payment;
  e. All payments must be paid to the Investor by wire transfer of immediately available funds to the account specified by the Investor; and
  f. The wire transfers must be paid by the Issuer from a U.S. bank account of the Issuer or the Issuer's attorney as the Investor does not accept payment from third parties or from non-U.S. bank accounts.

2. Share Reserve. Upon full payment of the outstanding balance on this Note in accordance with the payment terms set forth in Section 1 of this Agreement, and provided there are no events of default or breaches by the Issuer of the terms of this Agreement (regardless of whether such events of default or breaches have been cured or remedied), the Investor shall promptly instruct Direct Transfer to release any shares of common stock of the Issuer being held in reserve for the Investor for conversions under the Note.

3. Termination of Agreement. If the Issuer fails to pay the Investor any of the scheduled payments in full by their due date this Agreement shall terminate.

4. Mutual Release. Effective upon the Investor's receipt of payment of the outstanding balance on the Note, each Party, on its own behalf and on behalf of each of its past and present principals, officers, directors, shareholders, employees, agents, representatives, affiliates, subsidiaries, divisions, predecessors, heirs, successors and administrators, hereby releases and forever discharges the other Party

and each of its respective past and present affiliates, subsidiaries, predecessors, successors, and assigns, and each of its respective past and present members, shareholders, employees, agents, representatives, principals, officers and directors, of and from any and all demands, subpoenas, information requests, obligations, actions, claims (for indemnification or otherwise), causes of action, rights, debts, liabilities, damages, costs, losses, expenses and compensation of any kind, liquidated or unliquidated, anticipated or unanticipated, known or unknown, matured or unmatured, now or hereinafter existing arising out of or related to the Note; provided, however, nothing contained herein shall relieve any party of any of its obligations under this Agreement, or extinguish or modify any rights that any party may have under this Agreement.

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Please indicate acceptance and approval of this Agreement by signing below:

Issuer:	Investor:
[signature]	______________________
William J. Delgado Global Digital Solutions, Inc. Chief Executive Officer	JMJ Financial Its Principal
Date : 12/18/17	Date: ______________________

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